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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported) September 14, 2000

Liqui-Box Corporation
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-8514 (Commission File Number)	31-0628033 (I.R.S. Employer Identification No.)
6950 Worthington-Galena Road, Worthington, Ohio (Address of principal executive offices)	43085 (Zip Code)

Registrant's telephone number, including area code (614) 888-9280

N/A
(Former name or former address, if changed since last report.)

Item 5.  Other Events

    Change in Transfer Agent.  National City Bank, Cleveland, Ohio ("National City") has notified Liqui-Box Corporation (the "Company") that National City will withdraw as transfer agent, registrar and dividend disbursing and dividend reinvestment agent for the Company, effective September 24, 2000. The Company has appointed Computershare Investor Services, LLC ("Computershare") to serve as the Company's transfer agent, registrar and dividend disbursing and dividend reinvesting agent, effective September 25, 2000. The complete mailing address and telephone number for Computershare is: Computershare Investor Services, LLC, P.O. Box A3504, Chicago, Illinois 60690-3504, telephone number 1-800-942-5909.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIQUI-BOX CORPORATION
	By:	/s/ C. WILLIAM MCBEE C. William McBee, President
Dated: September 25, 2000

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SIGNATURES